EXECUTION COPY

THIRD AMENDED AND RESTATED ESCROW AGREEMENT
dated as of November 25, 2013
among
THE HERTZ CORPORATION,
as a Legal Entity and Exchangor,

HERTZ VEHICLE FINANCING LLC,
as a Legal Entity and Exchangor,

HERTZ GENERAL INTEREST LLC,
as a Legal Entity and Exchangor,

HERTZ CAR EXCHANGE INC.,
as Qualified Intermediary
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as the Escrow Agent.

TABLE OF CONTENTS

		Page

ARTICLE I

Definitions
SECTION 1.01.	Definitions	3
SECTION 1.02.	Rules of Construction	4

ARTICLE II

General Provisions

SECTION 2.01.	In General	5
SECTION 2.02.	Provisions Governing the Escrow Accounts	5

ARTICLE III

Fund Transfers

SECTION 3.01.	Transfer of Collected Funds from the Exchange Accounts	6
SECTION 3.02.	Transfer of Disbursed Funds from the Joint Disbursement Accounts	7
SECTION 3.03.	Shortfalls in Funding	7
SECTION 3.04.	Additional Subsidies	8
SECTION 3.05.	The Escrow Accounts	8
SECTION 3.06.	Limitation on Rights to Exchange Proceeds	8
SECTION 3.07.	Returns	8

ARTICLE IV

Investment Of Funds

SECTION 4.01.	Investment of the Exchange Funds	9

ARTICLE V

Distributions

SECTION 5.01.	Distribution of Escrow Funds	9

ARTICLE VI

Miscellaneous Provisions

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This THIRD AMENDED AND RESTATED ESCROW AGREEMENT (as amended, modified or supplemented from time to time in accordance with the provisions hereof, this “Escrow Agreement”) is entered into as of November 25, 2013, by and among, HERTZ CAR EXCHANGE INC., a Delaware corporation (the “QI”), Deutsche Bank Trust Company Americas, as the escrow agent (the “Escrow Agent”), THE HERTZ CORPORATION, a Delaware corporation (“Hertz”), HERTZ VEHICLE FINANCING LLC, a Delaware limited liability company (“HVF”) and HERTZ GENERAL INTEREST LLC, a Delaware limited liability company (“HGI”).
W I T N E S S E T H :
WHEREAS, the QI, JPMorgan Chase Bank, N.A. (“JPM”), Hertz, HVF and HGI entered into a Second Amended and Restated Escrow Agreement, dated as of September 18, 2009 (the “Original Agreement”);
WHEREAS, the QI, JPM, the Escrow Agent, Hertz, HVF and HGI entered into a Assignment and Assumption Agreement and Amendment No. 1 to the Original Agreement, dated as of September 18, 2009 (together with the Original Agreement, the “Prior Agreement”);
WHEREAS, the QI, the Escrow Agent, Hertz, HVF and HGI desire to amend and restate the Prior Agreement in its entirety as set forth herein;
WHEREAS, HVF and HGI are single member limited liability companies, solely owned by Hertz, and therefore disregarded entities for purposes of the Code and the Treasury Regulations;
WHEREAS, each action taken by a Legal Entity in its individual capacity pursuant to this Escrow Agreement shall, for purposes of the Code and the Treasury Regulations, have been taken by Exchangor;
WHEREAS, Exchangor desires to exchange certain Vehicles that are held for productive use in its trade or business and that constitute Relinquished Property for other vehicles to be held for productive use in its trade or business that are like-kind to the Relinquished Property;
WHEREAS, the Relinquished Property will be sold by Exchangor to various buyers from time to time, including Manufacturers and purchasers at auctions;
WHEREAS, the Replacement Property will be purchased by Exchangor from time to time from various Manufacturers and vehicle dealers;
WHEREAS, Exchangor and the QI desire and intend that the Exchanges accomplished by Exchangor and the QI under the Master Exchange Agreement (the “LKE Program”) satisfy the requirements of a “like kind exchange program” pursuant to Section 3.02 of Revenue Procedure 2003‑39;

WHEREAS, Exchangor desires to effectuate each Exchange in a manner that will qualify as a like-kind exchange within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”) and the treasury regulations (the “Treasury Regulations”) promulgated thereunder (and any applicable corresponding provisions of state tax legislation) pursuant to one or more of the “safe harbors” described in Section 1.1031(k)-1(g) of the Treasury Regulations, and Revenue Procedure 2003‑39;
WHEREAS, subject to the terms and provisions of the Third Amended and Restated Master Exchange Agreement dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the provisions thereof, the “Master Exchange Agreement”), among the QI, Hertz, HVF and HGI, each Legal Entity has engaged the QI to act as a “qualified intermediary” within the meaning of Section 1031 of the Code and Section 1.1031(k)-1(g)(4) of the Treasury Regulations (such entity, a “Qualified Intermediary”) in order to facilitate Exchanges of Relinquished Property for Replacement Property and has directed the QI to establish, or become a joint holder of, one or more accounts to hold proceeds from the disposition of Relinquished Property and any Additional Subsidies and to disburse such proceeds and any Additional Subsidies consistent with Section 1031 of the Code;
WHEREAS, the Escrow Agent may from time to time hold and disburse, pursuant to the terms of this Escrow Agreement, certain funds belonging to Exchangor that are not derived from the disposition of Relinquished Property for purposes other than the acquisition of Replacement Property;
WHEREAS, subject to the terms and provisions of the Master Exchange Agreement, it is intended that for purposes of the Treasury Regulations, Exchangor is not determined to be in actual or constructive receipt of proceeds (including any earnings thereon) from the disposition of any Relinquished Property;
WHEREAS, notwithstanding the immediately foregoing paragraph, it is the intent of the parties that the funds held in the Escrow Accounts maintained by the Escrow Agent shall not be part of the QI’s general assets, nor subject to claims by the QI’s creditors; and
WHEREAS, each Legal Entity will continue to comply with its obligations under the Related Documents to which it is a party;
NOW, THEREFORE, for and in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions
SECTION 1.01.    Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Schedule I to the Base Indenture and, if not defined therein, the meanings set forth in the Master Exchange Agreement; provided that, if any such capitalized term is defined in the Base Indenture, but has a corresponding Segregated Series-specific definition set forth in the related Segregated Series Supplement, the capitalized term set forth herein shall have the meaning of the corresponding Segregated Series-specific definition set forth in the applicable Segregated Series Supplement in all contexts relating to the HVF Segregated Vehicles, HVF Segregated Vehicle Collateral or other Series-Specific Collateral with respect to such Segregated Series; provided further that, if any capitalized term is defined in each of the Base Indenture and the HGI Lease, the definition of such capitalized term set forth in the HGI Lease shall apply in all contexts relating to the HGI Vehicles and HGI Vehicle Collateral. The following terms used in this Escrow Agreement shall have the following meanings, unless otherwise expressly provided herein:
“Business Day” shall mean any day except a Saturday, Sunday or legal holiday on which the offices of the Trustee, any Legal Entity, the QI or, with respect to any matter involving any Account, the Escrow Agent (or any successor thereto) is not open for business.
“Code” has the meaning specified in the Recitals hereto.
“Escrow Accounts” shall mean each of the Exchange Accounts and the Joint Disbursement Accounts, each of which the QI shall maintain by itself or jointly in the course of administering its obligations under the Master Exchange Agreement and this Escrow Agreement, and each of which shall be established (if not already established) and maintained pursuant to terms of this Escrow Agreement by the Escrow Agent.
“Escrow Agent” shall mean Deutsche Bank Trust Company Americas, or any successor Escrow Agent appointed pursuant to this Escrow Agreement.
“Escrow Agreement” shall have the meaning set forth in the Preamble hereto.
“Escrow Funds” shall mean the funds in the Escrow Accounts.
“Funds Transfer Protocol(s)” has the meaning specified in Section 2.01(b).
“Hertz” has the meaning specified in the Preamble hereto.
“HGI” has the meaning specified in the Preamble hereto.
“HVF” has the meaning specified in the Preamble hereto.
“IRS” shall mean the Internal Revenue Service.

“JPM” has the meaning specified in the Recitals hereto.
“LKE Program has the meaning specified in the Recitals hereto.
“Master Exchange Agreement” has the meaning specified in the Recitals hereto.
“QI” has the meaning specified in the Recitals hereto.
“Qualified Intermediary” has the meaning specified in the Recitals hereto.
“Termination Date” has the meaning specified in Section 6.10.
“Treasury Regulations” has the meaning specified in the Recitals hereto.
SECTION 1.02.    Rules of Construction. In this Escrow Agreement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto, unless the context otherwise requires:
(i)    the singular includes the plural and vice versa;
(ii)    references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);
(iii)    reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Escrow Agreement, and reference to any Person in a particular capacity only refers to such Person in such capacity;
(iv)    reference to any gender includes the other gender;
(v)    reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
(vi)    “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
(vii)    with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;
(viii)    the language used in this Escrow Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party; and
(ix)    references to sections of the Code also refer to any successor sections.

ARTICLE II

General Provisions
SECTION 2.01.    In General
(a)    Appointment of Escrow Agent. The Escrow Agent is hereby appointed by each of the Legal Entities and the QI, and agrees to act, as escrow holder of the Escrow Funds held in the Escrow Accounts pursuant to this Escrow Agreement in accordance with the terms hereof.
(b)    Fund Transfers. Provided they are consistent with this Escrow Agreement and the limitations on each Legal Entity’s rights to receive, pledge, borrow or otherwise obtain the benefits of any Relinquished Property Proceeds, the particular mechanisms for accomplishing the movement of Escrow Funds described in this Escrow Agreement may be set forth and memorialized in one or more written “Funds Transfer Protocols” attached hereto from time to time as Exhibit A, which shall either (1) be executed by or on behalf of both a Legal Entity and the QI or (2) follow the protocol set forth in Section 3.01 or Section 3.02. A Funds Transfer Protocol may also consist of a compendium of previously executed documents or charts (e.g., flow charts, corporate resolutions and signature cards) which when taken together obviate the need for a single written protocol.
(c)    Escrow Accounts. The parties acknowledge and agree that the funds held in any of the Escrow Accounts, or any other account or sub-account established pursuant to the terms of this Escrow Agreement, shall only be distributed in accordance with the terms of this Escrow Agreement, as supplemented by the Master Exchange Agreement. The Escrow Agent shall have no equitable interest in any amounts deposited in any of the Escrow Accounts referred to herein.
SECTION 2.02.    Provisions Governing the Escrow Accounts. (a)All Escrow Funds deposited into an Escrow Account pursuant to this Escrow Agreement shall be in U.S. dollars and shall be delivered or disbursed either by (i) federal funds wire transfer, (ii) Electronic Funds Transfer, or (iii) cashier’s check, or other check, with notification in a form consistent with, or as described in, Exhibit A hereto.
(b)    The Escrow Agent shall not have any responsibility or liability for any funds delivered pursuant to this Escrow Agreement until actually received in the appropriate account, in accordance with the terms hereof.
(c)    The Escrow Accounts shall be maintained (i) with a Qualified Institution or (ii) as a segregated trust account with a Qualified Trust Institution. If any Escrow Account is not maintained in accordance with the previous sentence, then the Legal Entities shall within ten (10) Business Days of obtaining knowledge of such fact, in conjunction with the QI, establish a new Escrow Account that complies with such sentence and transfer into the new Escrow Account all funds from the non-complying Escrow Account. The Escrow Accounts shall be maintained as

“securities accounts” (as defined in Section 8-501 of the New York UCC) and the investments made with Escrow Funds shall be held in the Escrow Accounts.
ARTICLE III

Fund Transfers
SECTION 3.01.    Transfer of Collected Funds from the Exchange Accounts. (a) On any Business Day, pursuant to standing instructions and procedures established by each Legal Entity and the QI and in accordance with the Master Exchange Agreement, each Legal Entity may initiate proposed Electronic Funds Transfers that are subject to the QI’s approval and shall notify the QI of such initiated transfers. The instructions with respect to the proposed Electronic Funds Transfers shall set forth the amounts to be withdrawn from an Exchange Account and transferred to another Exchange Account or a Joint Disbursement Account on such day, shall be substantially in the form of Exhibit A hereto, and shall be either (1) executed by or on behalf of both the applicable Legal Entity and the QI or (2) executed by or on behalf of the applicable Legal Entity with the certification contained in Exhibit A stating that such Legal Entity has provided such instruction simultaneously to the Escrow Agent and the QI. Such instructions to the Escrow Agent shall also include instructions regarding adjustments (e.g., calculation errors, overpayments, etc.), if any, to amounts previously transferred from or to such Exchange Account(s). If the QI does not approve any of the proposed Electronic Funds Transfer transactions, the QI shall immediately notify the applicable Legal Entity and the Escrow Agent, and in the case of a transfer of funds from an HVF Exchange Account or an HVF Segregated Exchange Account, the Trustee and in the case of a transfer of funds from a Hertz GE Exchange Account, the GE Collateral Agent, via telephone or fax (any such notice given by telephone to be confirmed in writing) of the disapproval and the reasons for such disapproval. If the Escrow Agent receives instructions in the form of Exhibit A (i) executed by or on behalf of both the applicable Legal Entity and the QI or (ii) executed by or on behalf of the applicable Legal Entity with the appropriate certification and the QI has not disapproved of the instructions (orally or in writing) within one (1) hour of the Escrow Agent’s receipt of such instructions, then the Escrow Agent shall promptly execute instructions delivered to the Escrow Agent (subject to the last sentence of this Section 3.01(a)). The Escrow Agent shall have no duty or obligation to verify or confirm any of the information contained in the electronic instructions received by it pursuant to this Section 3.01(a). Notwithstanding the foregoing, the Escrow Agent shall have no duty to transfer or distribute any funds from an Exchange Account unless such funds have been collected and credited to such Exchange Account.
(b)    After the occurrence of a Disbursement Occurrence, each Legal Entity shall direct the Escrow Agent to wire any funds held in its Escrow Account that are no longer Relinquished Property Proceeds to, or as directed by, the applicable Legal Entity; provided that, (i) in the case of HVF, the portion of such amount relating to HVF Vehicles shall be paid to the Collection Account and the portion of such amount relating to HVF Segregated Vehicles that constitute Series-Specific Collateral for a particular Segregated Series of Notes, unless otherwise specified in the related Segregated Series Supplement, shall be paid into the collection account or other account specified in such Segregated Series Supplement and (ii) in the case of Hertz, any such amount in respect of GE Financed Vehicles shall be paid to the GE Collateral Account.
SECTION 3.02.    Transfer of Disbursed Funds from the Joint Disbursement Accounts.
From time to time during the term of this Escrow Agreement, the Escrow Agent agrees that it shall receive, hold, invest and disburse, pursuant to the terms and conditions herein set forth, the Escrow Funds delivered into a Joint Disbursement Account by or on behalf of any Legal Entity that are Relinquished Property Proceeds and/or Additional Subsidies, at such Legal Entity’s discretion, as may be needed to complete the purchase of any particular Replacement Property and to be delivered to a Manufacturer or dealer for the purchase of Replacement Property, or to make any Non-LKE Disbursement by or on behalf of such Legal Entity. From time to time on any Business Day, pursuant to standing instructions and procedures established by any Legal Entity and the QI in accordance with the terms of the Master Exchange Agreement, such Legal Entity may initiate proposed Electronic Funds Transfers that are subject to the QI’s approval and shall notify the QI of such initiated transfers, in order to transfer funds from a Joint Disbursement Account to acquire Replacement Property, to pay expenses of the type described in Section 1.1031(k)-1(g)(7) of the Treasury Regulations not otherwise paid from funds deposited into the Joint Collection Account and to make Non-LKE Disbursements. The instructions with respect to such proposed Electronic Funds Transfers shall set forth the amounts to be withdrawn from the applicable Joint Disbursement Account on such day, shall be substantially in the form of Exhibit A, and shall be either (1) executed by or on behalf of both the applicable Legal Entity and the QI or (2) executed by or on behalf of the applicable Legal Entity with the certification contained in Exhibit A stating that such Legal Entity has provided such instruction simultaneously to the Escrow Agent and the QI. If the QI does not approve any of the proposed Electronic Funds Transfer transactions, the QI shall immediately notify the applicable Legal Entity and the Escrow Agent via telephone or fax (any such notice by telephone to be confirmed in writing) of the disapproval and the reasons for such disapproval. If the Escrow Agent receives instructions in the form of Exhibit A (i) executed by or on behalf of a Legal Entity and the QI or (ii) executed by or on behalf of a Legal Entity with the appropriate certification and the QI has not disapproved of the instructions (orally or in writing) within one (1) hour of the Escrow Agent’s receipt of such instructions, then the Escrow Agent shall promptly execute instructions delivered to the Escrow Agent (subject to the last sentence of this Section 3.02). The Escrow Agent shall have no duty or obligation to verify or confirm any of the information contained in the electronic instructions received by it pursuant to this Section 3.02. Notwithstanding the foregoing, the Escrow Agent shall have no duty to transfer or distribute any funds from a Joint Disbursement Account unless such funds have been collected and credited to such Joint Disbursement Account.
SECTION 3.03.    Shortfalls in Funding. If, for any reason, the sum of the amounts requested by a Legal Entity to be transferred from an Exchange Account to another Exchange Account or a Joint Disbursement Account in accordance with the Master Exchange Agreement on any Business Day pursuant to Section 3.01 exceeds the total amount of collected funds in such Exchange Account with respect to such Legal Entity, including any Qualified

Earnings from the investment of funds with respect to such Legal Entity held in the Exchange Account pursuant to this Escrow Agreement on such day and actually credited to the Exchange Account, the Escrow Agent shall promptly notify the applicable Legal Entity of the amount of such shortfall, and the amounts to be transferred to such other Exchange Account or Joint Disbursement Account on such day shall be reduced by the amount of such shortfall.
SECTION 3.04.    Additional Subsidies. In the event that the Escrow Funds with respect to any Legal Entity are insufficient to pay the Replacement Property Acquisition Cost incurred by such Legal Entity, such Legal Entity may transfer Additional Subsidies directly to such Legal Entity’s Exchange Account or a Joint Disbursement Account in an amount sufficient for the QI to acquire the applicable Replacement Property. Any Legal Entity may transfer Additional Subsidies to one of its Exchange Accounts or to any Joint Disbursement Account to fund Non-LKE Disbursement; provided that, for the avoidance of doubt, Additional Subsidies relating to HVF Vehicles or HVF Segregated Vehicles constituting Series-Specific Collateral for a particular Segregated Series shall only be transferred to an HVF Exchange Account or, unless otherwise specified in a Segregated Series Supplement, an HVF Segregated Exchange Account relating to such Segregated Series, respectively, in order to fund such Non-LKE Disbursement.
SECTION 3.05.    The Escrow Accounts. Transfers of funds in and out of the Exchange Accounts and the Joint Disbursement Accounts shall be governed by the terms of this Escrow Agreement, as supplemented by terms of the Master Exchange Agreement.
SECTION 3.06.    Limitation on Rights to Exchange Proceeds.
(a)    All Escrow Funds shall be held subject to the terms of this Escrow Agreement. In particular, all Relinquished Property Proceeds, and any Qualified Earnings thereon, shall be held subject to Sections 1.1031(k)-1(g)(4)(ii) and 1.1031(k)-l(g)(6) of the Treasury Regulations, including the restrictions on Exchangor's right to receive, pledge, borrow or otherwise obtain the benefits of Relinquished Property Proceeds or the earnings thereon. Subject to the limitation that each Legal Entity shall have no right to receive, pledge, borrow or otherwise obtain the benefits of the Relinquished Property Proceeds or the earnings thereon held by either the QI or the Escrow Agent, Relinquished Property Proceeds may be withdrawn from an Exchange Account or Joint Disbursement Account upon a Disbursement Occurrence with respect to the related Relinquished Property or such Relinquished Property Proceeds. This Section 3.06(a) shall apply notwithstanding any inconsistent instruction given by any Legal Entity and notwithstanding any decision by any Legal Entity not to pursue a deferred exchange or to abandon the transactions contemplated by this Escrow Agreement.
(b)    The QI shall have only such interest in any of the Escrow Funds as is expressly provided in the Master Exchange Agreement and shall have the right to use, withdraw, transfer or otherwise act with respect to any of the Escrow Funds only as expressly provided in, and for the purposes set forth in, this Escrow Agreement or the Master Exchange Agreement.
SECTION 3.07.    Returns. If at any time, for any reason, funds transferred from an Escrow Account are returned to such Escrow Account, such funds shall be transferred by the Escrow Agent upon receipt by the Escrow Agent of electronic written instructions from the applicable Legal Entity and the QI.
ARTICLE IV

Investment Of Funds
SECTION 4.01.    Investment of the Exchange Funds.
(a)    From time to time during the term of this Escrow Agreement, the Escrow Agent shall invest and reinvest all (or such lesser portion as may be agreed to between the parties hereto) the funds held in (i) an HVF Exchange Account in any Permitted Investments (as defined in the Base Indenture), (ii) an HVF Segregated Exchange Account in any Permitted Investments (as defined in the Segregated Series Supplement related to such HVF Segregated Exchange Account), (iii) a Hertz GE Exchange Account in Cash Equivalents (as defined in the GE Credit Agreement), or (iv) any other Exchange Account as directed by Hertz or HGI; provided however that, in no event shall any Legal Entity direct that any such investment, directly or indirectly, be in any security of a Legal Entity or any of its affiliates. Interest and other amounts, or any benefits earned in lieu of the payment of interest, earned on the Escrow Funds shall be treated as Escrow Funds and the parties hereto agree that absent a change in law, all information returns shall identify the applicable Legal Entity as the recipient.
(b)    If any Qualified Earnings on Relinquished Property Proceeds are held in an Exchange Account, such Qualified Earnings shall not be disbursed during the Exchange Period for the related Relinquished Property. Any Qualified Earnings as to which the Exchange Period of the Relinquished Property has expired shall thereafter be deemed Additional Subsidies.
ARTICLE V

Distributions
SECTION 5.01.    Distribution of Escrow Funds. The Escrow Agent shall hold the Escrow Funds in its possession until instructed hereunder to deliver the Escrow Funds or any specified portion thereof as follows:
(a)    If the Escrow Agent receives a request pursuant to Section 3.01 or Section 3.02 authorizing release of the Escrow Funds, or a portion thereof, the Escrow Agent shall, subject to the terms and conditions described in this Escrow Agreement, disburse the Escrow Funds, or designated portion thereof, including any interest or other amounts earned on the Escrow Funds, pursuant to the instructions set forth in such request; provided however that, other than as set forth in Section 3.01 or Section 3.02 hereof, the Escrow Agent shall have no duty or obligation to verify or confirm any of the information contained in the request.
(b)    In connection with any Escrow Funds attributable to designated Relinquished Property (and any earnings thereon) with respect to which no Replacement

Property has been identified within the Identification Period, if the Escrow Agent receives written notice substantially in the form of Exhibit A hereto signed jointly by or on behalf of authorized representatives of the QI and the applicable Legal Entity authorizing the disbursement, redemption and/or liquidation of such funds, then the escrow hereunder with respect to such funds shall terminate upon such receipt and the Escrow Agent shall, (a) if such notice is received by 11:00 a.m. (New York time) on a Business Day, on the Business Day such notice is received or (b) otherwise one Business Day after receipt of such notice, redeem or otherwise liquidate the Escrow Funds or designated portion thereof and disburse the Escrow Funds (including any interest or other amounts earned on the Escrow Funds), or designated portion thereof, to, or as directed by, the applicable Legal Entity pursuant to the instructions set forth in such notice; provided that (i) (x) in the case of Escrow Funds of HVF relating to HVF Vehicles (including any funds that are attributable to Relinquished Property relating to such HVF Vehicles and any earnings thereon), such amount shall be paid to the Collection Account and (y) in the case of Escrow Funds of HVF relating to HVF Segregated Vehicles that constitute Series-Specific Collateral for a particular Segregated Series of Notes (including any funds that are attributable to Relinquished Property relating to such HVF Segregated Vehicles and any earnings thereon), such amount, unless otherwise specified in a Segregated Series Supplement, shall be paid to the collection account or other account relating to such Segregated Series and (ii) in the case of Escrow Funds of Hertz (including any funds that are attributable to Relinquished Property owned by Hertz and any earnings thereon) with respect to GE Financed Vehicles, such amount shall be paid to the GE Collateral Account.
(c)    In connection with any Escrow Funds attributable to designated Relinquished Property Proceeds (and any earnings thereon) with respect to which no Replacement Property has been acquired within the Exchange Period, if the Escrow Agent receives written notice substantially in the form of Exhibit A hereto signed jointly by or on behalf of authorized representatives of the QI and the applicable Legal Entity authorizing the disbursement, redemption and/or liquidation of such funds, then the escrow hereunder with respect to such funds shall terminate upon such receipt and the Escrow Agent shall, (a) if such notice is received by 11:00 a.m. (New York time) on a Business Day, on the Business Day such notice is received or (b) otherwise one Business Day after receipt of such notice, redeem or otherwise liquidate the Escrow Funds or designated portion thereof and disburse the Escrow Funds (including any interest or other amounts earned on the Escrow Funds), or designated portion thereof, to, or as directed by, the applicable Legal Entity pursuant to the instructions set forth in such notice; provided that (i) (x) in the case of Escrow Funds of HVF relating to HVF Vehicles, such amount shall be paid to the Collection Account and (y) in the case of Escrow Funds of HVF relating to HVF Segregated Vehicles that constitute Series-Specific Collateral for a particular Segregated Series of Notes, such amount, unless otherwise specified in a Segregated Series Supplement, shall be paid to the collection account or other account relating to such Segregated Series and (ii) in the case of Escrow Funds of Hertz with respect to GE Financed Vehicles, such amount shall be paid to the GE Collateral Account.

(d)    If the Escrow Agent receives a written release notice substantially in the form of Exhibit C hereto stating that a new escrow holder has been appointed pursuant to a new escrow agreement and authorizing termination of the escrow hereunder, signed jointly by or on behalf of authorized representatives of the QI and all Legal Entities and consented to by the Trustee and the GE Collateral Agent, such party shall release the Escrow Funds (or any portion thereof), in the amounts and to the parties referenced in such notice, and any documentation related to the tax deferred exchange that it may hold.
(e)    If the Legal Entities terminate this Escrow Agreement pursuant to Section 6.14, and thereafter the Escrow Agent receives written notice substantially in the form of Exhibit C-1 hereto stating that a new escrow holder has been appointed pursuant to a new escrow agreement following the termination of all or a portion of this Escrow Agreement, the Escrow Agent shall, on the date set forth in such notice, which in no event shall be less than two (2) Business Days following such party’s receipt of such notice, redeem or otherwise liquidate the Escrow Funds with respect to the portion of this Escrow Agreement that was terminated and disburse the Escrow Funds (including any income, interest, or other amounts earned on the Escrow Funds) to such new escrow holder, pursuant to the instructions set forth in such notice. If (i) the Legal Entities terminate all or a portion of this Escrow Agreement pursuant to Section 6.14 or (ii) the Escrow Agent terminates this Escrow Agreement pursuant to Section 6.10, and thereafter the Escrow Agent receives written notice substantially in the form of Exhibit C-2 hereto stating that a new escrow holder has not been appointed prior to the termination of this Escrow Agreement, the Escrow Agent shall, on the date set forth in such notice, which in no event shall be less than two (2) Business Days following such party’s receipt of such notice, redeem or otherwise liquidate the Escrow Funds with respect to the portion of this Escrow Agreement that was terminated and disburse such Escrow Funds (including any income, interest, or other amounts earned on the Escrow Funds), pursuant to the instructions set forth in such notice.
(f)    The Escrow Agent will only accept instructions that have been signed by those persons authorized to do so per an authorization in the form of Exhibit B (as such exhibit may be amended and supplemented from time to time). The signatures contained in an authorization in the form of Exhibit B hereto will be considered good and valid for all purposes of this Escrow Agreement until rescinded or modified in writing via a new authorization in the form of Exhibit B delivered to the Escrow Agent.
(g)    Except as otherwise provided pursuant to Section 3.01, Section 3.02 and Section 3.06(a) and this Section 5.01, the Escrow Funds may not be disbursed under any conditions except those set forth above in this Section 5.01, and the parties agree that neither the QI nor any Legal Entity shall have the authority to direct (and no such direction shall be effective against) the Escrow Agent to disburse Escrow Funds. All disbursements made pursuant to this Escrow Agreement by the Escrow Agent shall be made by wire or other Electronic Funds Transfer unless such party, in its sole discretion, agrees to another method of disbursement.

ARTICLE VI

Miscellaneous Provisions
SECTION 6.01.    Obligations of the Escrow Agent.
(a)    The Escrow Agent shall invoice each Legal Entity quarterly for authorized fees and expenses payable by such Legal Entity. Payments of reasonable fees and expenses pursuant to an invoice shall be due thirty (30) days from the date of each Legal Entity’s receipt of such invoice plus any required supporting documentation.
(b)    The Escrow Agent shall not have any obligation to, nor shall it incur any liability for failing to, advance, use or risk, in any manner or for any purpose, its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder. The provisions of this Section 6.01(b) shall survive the termination of this Escrow Agreement.
(c)    Except as expressly contemplated by this Escrow Agreement, the Escrow Agent shall not sell, transfer or otherwise dispose of in any manner all or any portion of the Escrow Funds, except pursuant to an order of a court of competent jurisdiction.
(d)    The duties, responsibilities and obligations of the Escrow Agent under this Escrow Agreement shall be limited to those expressly set forth herein, and no duties, responsibilities or obligations shall be inferred or implied. Other than as contemplated herein, the Escrow Agent shall not be subject to, or required to comply with, any other agreement between the Legal Entities and the QI or to which a Legal Entity or the QI is a party, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from a Legal Entity or the QI or an entity or entities acting on their behalf.
(e)    If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process that in any way affects the Escrow Funds, the Escrow Agent shall, in the case of Escrow Funds of HVF, promptly notify the Trustee of such occurrence, in the case of Escrow Funds of Hertz with respect to GE Financed Vehicles, promptly notify the GE Collateral Agent of such occurrence, and, in any case, be authorized to comply therewith in any manner that it or legal counsel of its own choosing reasonably deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, it shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.
(f)    The Escrow Agent shall not be under any duty to give the Escrow Funds held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any Escrow Funds held hereunder except as provided for in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(g)    At any time the Escrow Agent may request an instruction in writing from any of the Legal Entities and the QI and may, at its own option, include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent shall not be liable for acting in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least three (3) Business Days after the applicable Legal Entity, the Trustee and the QI receive such party’s request for instructions and its proposed course of action, and provided further that, prior to so acting, the Escrow Agent has not received the written instructions requested, including a refusal to the proposed course of action.
(h)    In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received hereunder by the Escrow Agent, the Escrow Agent may, in its sole discretion, only after notifying the applicable Legal Entity, the Trustee and the QI in writing, refrain from taking any action other than retaining possession of the Escrow Funds unless the Escrow Agent receives written instructions, signed by such Legal Entity and the QI, which eliminates such ambiguity or uncertainty.
(i)    Each Legal Entity shall pay or reimburse the Escrow Agent upon request, for any taxes relating to the Escrow Funds with respect to such Legal Entity incurred in connection herewith and shall indemnify and hold the Escrow Agent harmless from any amounts it is obligated to pay in the way of such taxes. In addition, all interest or other income earned under this Escrow Agreement shall be allocated to Exchangor for federal income tax purposes, and paid only as directed by the applicable Legal Entity and the QI pursuant to the terms and conditions of this Escrow Agreement, as supplemented by the terms of the Master Exchange Agreement, and reported by Exchangor to the IRS or any other taxing authority. Notwithstanding any written directions, the Escrow Agent shall report, and as required withhold, any taxes it determines may be required by any law or regulation in effect at the time of distribution. If any earnings remain undistributed at the end of any calendar year, the Escrow Agent shall report to the IRS or such other authority such earnings as it deems appropriate or as required by any applicable law or regulation. This Section 6.01(i) shall survive the termination of this Escrow Agreement or the resignation or removal of the Escrow Agent.
(j)    The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it by a Legal Entity or otherwise hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. Subject to Section 5.01(f), the Escrow Agent may act in reliance upon, and shall be fully protected in relying upon, any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. All written notices when received as provided pursuant to Section 6.03 shall be valid and accepted whether signed in counterparts or one document.
SECTION 6.02.    Conflicting Instructions; Adverse Claims. In the event of any disagreement between any Legal Entity and the QI resulting in conflicting instructions to

(including the disapproval by the QI of a proposed Electronic Funds Transfer pursuant to Section 3.01 or Section 3.02), or adverse claims or demands by any Legal Entity and the QI upon, the Escrow Agent with respect to the release of the Escrow Funds or any part thereof, then the Escrow Agent shall immediately deliver a true copy thereof to the applicable Legal Entity, the QI and, in the case of a disagreement involving HVF, the Trustee and, in the case of a disagreement involving Hertz and Escrow Funds with respect to GE Financed Vehicles, the GE Collateral Agent, along with such party’s written notice in refusing to comply with the adverse claims or demands referred to above, or as an alternative, wait for clarification from both such Legal Entity and the QI before complying. If the Escrow Agent gives written notice to the applicable Legal Entity, the QI and, if required, the Trustee or the GE Collateral Agent as referred to above, then the Escrow Agent shall be entitled to and be fully protected in refusing to comply with any claims or demands on it and shall continue to hold the Escrow Funds until it receives either (i) a written notice signed by both the QI and the applicable Legal Entity directing the delivery of the Escrow Funds or (ii) a final order of a court of competent jurisdiction, entered in a proceeding in which the QI and the applicable Legal Entity are named as parties, directing the delivery of the Escrow Funds in accordance with the terms of this Escrow Agreement, in either of which events the Escrow Agent shall then deliver the Escrow Funds in accordance with said direction. The Escrow Agent shall not be or become liable in any way or to any person for its refusal to comply with any such claims or demands until and unless it has received a direction of the nature described in clause (i) or (ii) above. Upon the taking by the Escrow Agent of any action in accordance with clause (i) or (ii) above the Escrow Agent shall be released of and from all liability hereunder with respect to the Escrow Funds.
SECTION 6.03.    Notices. All notices, requests, demands, waivers, consents, approvals or other communications required or permitted hereunder will be in writing, will be deemed given when actually received and will be given by personal delivery, by facsimile transmission with receipt acknowledged, by means of electronic mail, by same day or overnight courier services or by registered or certified mail, postage prepaid, return receipt requested, to the following addresses:
The Escrow Agent at:
c/o Deustche Bank
Global Transaction Banking
Trust and Securities Services
60 Wall Street, 27th Floor
New York, NY 10005
Attention: Escrow Manager
Fax: (732) 578-4593

The QI at:
Hertz Car Exchange Inc.
c/o Deutsche Bank National Trust Company
One International Place

12th Floor
Boston, MA 02110
Attn: Brenton J. Allen, President
E-mail: brenton.allen@db.com

Hertz, HVF or HGI, as applicable, at:
c/o The Hertz Corporation
225 Brae Boulevard
Park Ridge, NJ 07656
Attention: Treasurer
Fax: (201) 307-2746
with a copy to the Administrator at:
The Hertz Corporation
225 Brae Boulevard
Park Ridge, NJ 07656
Attention: Treasurer
Fax: (201) 307-2746
OR
The Trustee at:
The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle, Suite 1020
Chicago, IL 60602
Attn: Corporate Trust Administrator-Structured Finance
Phone: (312) 827-8569
Fax: (312) 827-8562
The GE Collateral Agent at:
c/o GE Corporate Financial Services
201 Merritt 7
Norwalk, CT 06856-5201
Attention: Operations Site Leader-2nd Floor
Tel: 203-956-4146
Fax: 203-229-5788
SECTION 6.04.    Notice of Claims Relating to the Escrow Accounts. If the Escrow Agent receives a written notice signed by or on behalf of either the QI or a Legal Entity advising the Escrow Agent that there is a pending litigation between the QI and such Legal Entity or any other entity claiming entitlement to the Escrow Funds, (i) the Escrow Agent may, on notice to the QI, such Legal Entity, and in the case of litigation involving HVF, the Trustee and in the case of litigation involving Hertz and Escrow Funds with respect to GE Financed Vehicles, the GE Collateral Agent, deposit the Escrow Funds with the clerk of the court in which said litigation is pending; or (ii) take such affirmative steps as it elects in order to terminate its duties as escrow holder hereunder, including the deposit of the Escrow Funds with a court of competent jurisdiction and, if no action to which the QI and such Legal Entity are parties is then pending with respect to the Escrow Funds, the commencement of an action for interpleader, the costs thereof to be borne jointly and severally by the QI and the applicable Legal Entity.
SECTION 6.05.    Limitation of Liabilities; Indemnification. (a) The parties hereto hereby acknowledge and agree that the duties of the Escrow Agent hereunder are purely ministerial, at the request of the QI and each Legal Entity and for their convenience. The Escrow Agent shall not be or be deemed to be the agent or trustee for the QI or any Legal Entity, and neither the QI nor any Legal Entity shall be or be deemed to be the agent or trustee of the Escrow Agent. The QI and each Legal Entity agree that, notwithstanding any provision hereof to the contrary, the Escrow Agent shall not incur any liability whatsoever for any action taken, suffered or omitted or for any loss or injury resulting from its actions or the performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part, and do hereby release and waive any claim they may have against the Escrow Agent, which may result from its performance of its obligations under this Escrow Agreement other than as a result of gross negligence or willful misconduct. Subject to the foregoing, the Escrow Agent shall not be responsible or liable in any manner whatsoever for (a) acting in accordance with or relying upon any instruction, notice, demand, certificate or document from any Legal Entity or the QI or any entity acting on behalf of any Legal Entity or the QI provided for herein, (b) the acts or omissions in compliance and accordance with this Escrow Agreement of its nominees, correspondents, designees, agents, subagents or subcustodians, so long as such nominees, correspondents, designees, agents, subagents or subcustodians are selected with due care, (c) the investment or reinvestment of any Escrow Funds held by it hereunder in good faith in accordance with the terms hereof, (d) the sufficiency, correctness, genuineness, validity or enforceability of any document or instrument delivered to it, (e) the form of execution of any such document or instrument, (f) the apparent identity, authority, or rights of any person executing or delivering any such document or instrument, (g) the terms and conditions of any document or instrument pursuant to which the parties may act, (h) the validity or effectiveness of any of the transactions, or the treatment for tax purposes of any of the transactions contemplated herein, (i) the sale of the Relinquished Property or the selection or terms of acquisition of any Replacement Property or other property, or the state of title, condition, quality or value of any Relinquished Property, Replacement Property or other property, (j) compliance with or monitoring the requirements of Section 1031 of the Code and/or Revenue Procedure 2003-39, or (k) the treatment for tax purposes of any Escrow Funds delivered or held hereunder or the income, interest or other amounts which may be earned or accrue relative to the Escrow Funds. Subject to Section 5.01(f), the Escrow Agent shall be entitled to rely upon the authenticity of any signature purporting to be by the QI or any Legal Entity received by it relating to this Escrow Agreement.
(b)    Hertz shall, and hereby does, indemnify, protect, save, defend and hold harmless the Escrow Agent and its respective officers, directors, employees, agents and attorneys from and against all claims, loss, damage and costs, including reasonable attorney’s fees, incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to acts involving gross negligence or willful misconduct on the part of the Escrow Agent. The provisions of this Section 6.05(b) shall survive the termination of this Escrow Agreement.
(c)    The Escrow Agent shall not be required to give any bond or other security hereunder. The QI and each Legal Entity hereby acknowledge that the Escrow Agent shall not have any liability for any loss, cost or damage that the QI or any Legal Entity or any other person or entity may sustain by reason of the failure to pay, default, insolvency or bankruptcy of any entity or investment in which the Escrow Funds may have been invested or deposited that prevents or delays payment of the Escrow Funds or any interest, income or other amount earned or accrued thereon as herein provided.
SECTION 6.06.    Entire Agreement; Successors and Assigns. This Escrow Agreement, the Master Exchange Agreement and the other agreements referenced herein contain the entire agreement between the parties relative to the subject matter hereof and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth herein. Except as expressly otherwise allowed herein, no party may assign or otherwise transfer any of its rights or delegate any of its duties or obligations under this Escrow Agreement without the prior written consent of each other party, which consent shall not be unreasonably withheld; provided however that, no assignment shall be effective without satisfaction of the Rating Agency Condition with respect to each Series of Indenture Notes Outstanding; provided further however that, (1) each Legal Entity may pledge all of its right, title and interest in this Escrow Agreement to the extent not otherwise prohibited by the Related Documents or by Treasury Regulation Section 1.1031(k)-1(g)(6) and (2) any party hereto may assign (subject to the Rating Agency Condition) this Escrow Agreement, without such written consent, other than the written consent of HVF and Hertz in the case of an assignment by the Escrow Agent, to a successor or surviving entity resulting from a merger or acquisition involving substantially all of a party’s stock or assets. To secure the payment of the Note Obligations from time to time owing by HVF under the Indenture, HVF has pledged and assigned to the Collateral Agent a security interest in all of its right, title and interest in, to and under this Escrow Agreement (but not the Escrow Accounts) as it relates to the HVF Vehicles, and the Escrow Agent, Hertz and HGI hereby consent to such assignment. To secure the payment of the Segregated Series Note Obligations from time to time owing by HVF under each Segregated Series Supplement, HVF has pledged and assigned to the Collateral Agent a security interest in all of its right, title and interest in, to and under this Escrow Agreement (but not the Escrow Accounts) as it relates to the HVF Segregated Vehicles that constitute Series-Specific Collateral for such Segregated Series, and the Escrow Agent, Hertz and HGI hereby consent to such assignment. To secure HGI’s obligations under the HGI Credit Facility and all other liabilities of HGI from time to time owing by HGI to Hertz thereunder, HGI has pledged and assigned, to the Collateral Agent a security interest in all of its right, title and interest in, to and under this Escrow Agreement (but not the Escrow Accounts) as it relates to HGI Vehicles and the Escrow Agent, Hertz and HVF hereby consent to such assignment. To secure Hertz's obligations under the GE Credit Agreement, the GE Collateral Agreement and the other GE Loan Documents, Hertz has pledged and assigned to the GE Collateral Agent for the benefit of the secured parties under the GE Collateral Agreement a security interest in all of its right, title and interest in, to and under this Escrow Agreement (but not the Escrow Accounts) insofar as it relates to GE Financed Vehicles and the Escrow Agent, HVF and HGI hereby consent to such assignment.
SECTION 6.07.    Counterparts. This Escrow Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts when taken together will constitute but one and the same instrument. The execution of this Escrow Agreement by any party hereto will not become effective until counterparts hereof have been executed and delivered by each other party hereto. It will not be necessary in making proof of this Escrow Agreement or any counterpart hereof to produce or account for any other counterparts.
SECTION 6.08.    No Third Party Beneficiaries. Nothing contained in this Escrow Agreement is intended, or will be construed, to confer upon or give to any Person, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Escrow Agreement.
SECTION 6.09.    Authorization. Each Person signing this Escrow Agreement and any accompanying exhibits each represent and warrant that such Person has all necessary power and authority to execute and deliver this Escrow Agreement and any accompanying exhibits on behalf of the party for whom they are so executing and delivering the same.
SECTION 6.10.    Termination. (a) Upon delivery of all of the Escrow Funds and all interest earned thereon as required or permitted hereunder and following written notice to each of the Escrow Agent and the Trustee of termination of this Escrow Agreement, the Escrow Agent shall be relieved and discharged from all obligations and liabilities hereunder with respect thereto and this Escrow Agreement shall thereupon be deemed terminated.
Notwithstanding any provision herein to the contrary, the Escrow Agent shall have the right to terminate this Escrow Agreement, as it relates to such party, at any time (the “Termination Date”) prior to complete disbursement of all of the Escrow Funds upon not less than ninety (90) Business Days’ notice to the QI, each Legal Entity and the Trustee; provided however that, if a notice to disburse the Escrow Funds pursuant to Section 5.01 is received by the Escrow Agent and such disbursement is to occur prior to the Termination Date, then the Escrow Agent will comply with the terms of this Escrow Agreement and make such disbursement pursuant hereto. If the Escrow Agent gives notice setting a Termination Date, the Legal Entities and the QI may, at their option and provided that the Rating Agency Condition with respect to each Series of Indenture Notes Outstanding is satisfied with respect thereto, appoint one or more new escrow agents pursuant to an escrow agreement or escrow agreements substantially in the form of this Escrow Agreement and, provided, the Escrow Agent shall receive an instruction substantially in the form of Exhibit C-1 hereto not less than two (2) Business Days prior to the Termination Date, the Escrow Agent shall deliver the Escrow Funds in accordance with such instruction.

SECTION 6.11.    No Discretion. The Escrow Agent may act through agents or attorneys-in-fact, by and under a power of attorney duly executed by the Escrow Agent in carrying out any of the powers and duties pursuant to this Escrow Agreement, subject to clause (b) of Section 6.05(a). The Escrow Agent shall not be required to exercise any discretion hereunder.
SECTION 6.12.    GOVERNING LAW AND VENUE. THIS ESCROW AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. VENUE SHALL BE IN ANY STATE OR FEDERAL COURT WITHIN THE STATE OF NEW YORK.
SECTION 6.13.    JURY TRIAL WAIVER. EACH LEGAL ENTITY, THE QI AND THE ESCROW AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING FROM THE SUBJECT MATTER OF THIS ESCROW AGREEMENT, INCLUDING ANY COUNTERCLAIM THERETO.
SECTION 6.14.     Certain Bankruptcy Events. If the Escrow Agent:
(a)    suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction or any regulatory agency in an involuntary proceeding commenced under any applicable insolvency, receivership or other similar law of any jurisdiction now or hereafter in effect, or has any such proceeding commenced against it which remains undismissed for a period of thirty (30) days, or
(b)    commences a voluntary case under any applicable bankruptcy, insolvency, receivership or similar law now or hereafter in effect; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing,
(c)    then the Legal Entities may, immediately upon notice to the QI, the Trustee, the GE Collateral Agent and the Escrow Agent (together with a copy of the replacement escrow agreement referred to below), and subject to satisfaction of the Rating Agency Condition with respect to each Outstanding Series of Indenture Notes, terminate all or a portion of this Escrow Agreement, appoint, or cause the QI to appoint, a successor escrow agent with respect to all or a portion of this Escrow Agreement and enter into a replacement escrow agreement with such successor on terms substantially the same in all material respects as the terms of this Escrow Agreement.
SECTION 6.15.    Force Majeure. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement if such inability to perform is caused by, circumstances reasonably beyond a party’s control, such as natural disasters, fire, floods, third party strikes, failure of public utilities or telecommunications infrastructure or any other causes reasonably beyond its control.
SECTION 6.16.    Treasury Regulations Disclosure Requirements. Each Legal Entity represents that it does not intend to treat any transaction contemplated by this Escrow Agreement as a reportable transaction within the meaning of Section 1.6011-4 of the Treasury Regulations, and without limiting the foregoing, will fully comply with the filing and reporting requirements applicable to like-kind exchanges, including any requirement in applicable regulations and forms. In the event that any Legal Entity determines to take any action inconsistent with such intention, such Legal Entity will promptly notify the QI, and each Legal Entity acknowledges that in this event, any other party to this Escrow Agreement may treat the transaction as subject to Section 301.6112-1 of the Treasury Regulations, and maintain the investor list and other records required by such Treasury Regulation.
SECTION 6.17.    Power of Attorney. Each of HVF and HGI shall execute on the date hereof (or, with respect to any HVF Segregated Vehicles, HVF may execute after the date hereof) a power of attorney substantially in the form of Exhibit D hereto, pursuant to which Hertz may exercise any of HVF’s or HGI’s rights under this Escrow Agreement, including the right to execute any and all documents pertaining to the transfer or release of Escrow Funds and to terminate all or a portion of the Escrow Agreement.
SECTION 6.18.    No Petitions. The Escrow Agent hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all of the Indenture Notes, it will not institute against, or join with, encourage or cooperate with any other Person in instituting against HVF, the QI or Hertz, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that the Escrow Agent takes action in violation of this Section 6.18, (i) each of the QI and HVF agrees, for the benefit of the HVF Secured Parties, and (ii) Hertz agrees, for the benefit of the parties to the GE Loan Documents, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Escrow Agent against the QI, HVF or Hertz or the commencement of such action and raise the defense that the Escrow Agent has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert.
The provisions of this Section 6.18 shall survive the termination of this Escrow Agreement.
SECTION 6.19.    Waiver of Setoff. The Escrow Agent agrees that all monies, checks, instruments and other items of payment deposited into the Escrow Accounts shall not be subject to deduction, setoff, banker’s lien, or any other right in favor of any Person, except that such party may setoff (i) any checks credited to the Escrow Accounts and thereafter returned unpaid because of uncollected or insufficient funds and (ii) items, including any Automated Clearing House transactions, that are returned for any reason or any adjustments.

SECTION 6.20.    Electronic Execution. This Escrow Agreement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) may be transmitted and/or signed by facsimile or other electronic means (e.g., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto. The words “execution,” “signed,” “signature,” and words of like import in this Escrow Agreement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be.
SECTION 6.21.    Servicer Capacities. The parties to this Escrow Agreement acknowledge and agree that Hertz acts as Collateral Servicer pursuant to the Collateral Agency Agreement, as servicer pursuant to each Lease and each Segregated Series Lease, and, in such capacities, as the agent of HVF and/or HGI, for purposes of performing certain duties of HVF and/or HGI under this Agreement. The parties to this Escrow Agreement acknowledge and agree that Hertz, in such capacities, may take any action to be taken by HVF and/or HGI under this Agreement, subject to the assignment of HVF’s and/or HGI’s interest hereunder to the Collateral Agent; provided that, in the case that HVF’s and/or HGI’s interest hereunder is assigned to the Collateral Agent, HVF and/or HGI will provide the Escrow Agent with written notice within ten (10) days of such assignment.
SECTION 6.22.    Amendments. This Escrow Agreement may be amended and supplemented only by a written instrument duly executed by all the parties hereto upon satisfaction of the Rating Agency Condition with respect to each Series of Indenture Notes Outstanding.
SECTION 6.23.    Availability of Funds for Payments. Notwithstanding any provisions contained in this Escrow Agreement to the contrary, HVF shall not, and shall not be obligated to pay any amount pursuant to this Escrow Agreement unless HVF has funds that are not required to repay any Series of Notes Indenture Outstanding when due. Prior to the commencement of an insolvency proceeding by or against HVF, any amount that HVF does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in § 101 of the Bankruptcy Code) against or obligation of HVF for any such insufficiency unless and until HVF satisfies the provisions of such preceding sentence.
(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE HERTZ CORPORATION

By	/s/ R. Scott Massengill
Name: R. Scott Massengell
Title: Senior Vice President and Treasurer

HERTZ VEHICLE FINANCING LLC

By	/s/ R. Scott Massengill
Name: R. Scott Massengell
Title: Treasurer

HERTZ GENERAL INTEREST LLC

By	/s/ R. Scott Massengill
Name: R. Scott Massengell
Title: Treasurer

HERTZ CAR EXCHANGE INC.

By	/s/ Brenton J. Allen
Name: Brenton J. Allen
Title: President

By	/s/ Kisha A. Holder
Name: Kisha A. Holder
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Escrow Agent

By	/s/ Charanjeet Singh
Name: Charanjeet Singh
Title: Associate

By	/s/ Michael A. Smith
Name: Michael A. Smith
Title: Vice President

Exhibit A

DATE:
TO:
FROM:
ACCOUNT:    [LEGAL ENTITY] [TITLE] [ACCOUNT #]
Amount        Destination
TRANSFER:    [$ ]        [DESCRIPTION] [ACCOUNT INFORMATION]
TRANSFER:    [$ ]        [DESCRIPTION] [ACCOUNT INFORMATION]

Authorized by:
[The undersigned hereby certifies to the Escrow Agent and _________________________ that this instruction has been provided to the Escrow Agent and _____________________________ simultaneously, and the Escrow Agent may rely upon this certification in compliance with Sections 3.01 and 3.02 of the Escrow Agreement when making transfers from the Escrow Accounts without the signature of _______________________ upon this written instruction]
Legal Entity: ________________________, [on its own behalf] [as Servicer for _________________] [__________________________] [__________________]

By:	Date:
Print Name:
Title:

[Qualified Intermediary: _____________________

By:	Date:
Print Name:
Title: ]

EXHIBIT B
CERTIFICATE OF INCUMBENCY
The undersigned, being the duly appointed, qualified and acting Assistant Secretary of The Hertz Corporation, does hereby certify that the following named persons are duly appointed, qualified, and acting Officers or authorized representatives of The Hertz Corporation and are presently serving in the capacities set forth below. Each of said Officers and authorized representatives, acting individually, has been duly authorized on behalf of The Hertz Corporation and authorized to execute and deliver the Third Amended and Restated Master Exchange Agreement to be dated on or about November 25, 2013 and the Second Amended and Restated Escrow Agreement to be dated on or about November 25, 2013, as well as all other agreements and documents including the Funds Transfer Authorization being entered into by The Hertz Corporation in connection with the tax-deferred exchange program described in said Master Exchange Agreement.

Print Name: Title:	Print Name: Assistant Treasurer
Print Name: Title:	Print Name: Title: (Funds Transfer Authorization)
Print Name: Title: (Funds Transfer Authorization)	Print Name: Title: (Funds Transfer Authorization)
Print Name: Title: (Funds Transfer Authorization)	Print Name: Title: (Funds Transfer Authorization)
Print Name: Title: (Funds Transfer Authorization)
Hertz Car Exchange Inc. as Qualified Intermediary (“QI”), DB Services Americas, Inc. and Deutsche Bank Trust Company Americas may rely on this Certificate as sufficient evidence of authority to sign for and on behalf of The Hertz Corporation.
WITNESS my hand and seal of The Hertz Corporation on this ____ day of ___, ____, as its duly authorized and appointed Assistant Secretary.

Exhibit C-1
Instruction to Transfer Escrow Funds to New Escrowee
To:
Escrow Agent Account Number
Legal Entity: ____________________________, ________________________,
_______________________
_______________________ and _______________________
Legal Entity’s Taxpayer Identification Numbers:
Description of Relinquished Property:
We hereby acknowledge or initiate notice of termination of the Escrow Agreement with you relative to the above account effective _______________. You are hereby advised that the undersigned have appointed a new escrow holder. Therefore, the Escrow Funds are to be redeemed or otherwise liquidated and disbursed on ______________.
You are hereby authorized to liquidate the entire investment, deduct any fees for your services or expenses, and disburse the net proceeds of the Escrow Funds as follows:
Bank:
ABA Number:
Account Name:
Account Number:
For Value:
Authorized by: Qualified __________________
Intermediary: ____________________________________
By:     Date:
Print Name:
Title:_________________________________
Legal Entity:     , [on its own behalf] [as Servicer
for][_______________________][ _______________________][_______________________]
By:     Date:
Print Name:
Title: ________________________________
By:     Date:
Print Name:
Title: ________________________________

Acknowledged and consented to by:
By:     Date:
By:     Date:
Print Name:
Title:_________________________________

Exhibit C-2
Instruction to Transfer Escrow Funds
To:
Escrow Agent Account Number
Legal Entity: ____________________________, ________________________,
_______________________
_______________________ and _______________________
Legal Entity’s Taxpayer Identification Numbers:
Description of Relinquished Property:
We hereby acknowledge or initiate notice of termination of the Escrow Agreement with you relative to the above account effective . You are hereby advised that the undersigned have not appointed a new escrow holder. Therefore, the Escrow Funds are to be redeemed or otherwise liquidated and disbursed on .
You are hereby authorized to liquidate the entire investment, deduct any fees for your services or expenses, and disburse the net proceeds of the Escrow Funds as follows:
Funds in the HVF Exchange Accounts
Bank:
ABA Number:
Account Name:
Account Number:
For Value:
[Funds in the HVF Segregated Exchange Account relating to the following Segregated
Series:
Bank:
ABA Number:
Account Name:
Account Number:
For Value:    ]
Funds in the HGI Exchange Accounts
Bank:
ABA Number:
Account Name:
Account Number:
For Value:
Funds in the Hertz Exchange Accounts
Bank:
ABA Number:
Account Name:

Account Number:
For Value:
Funds in the Disbursement Accounts
Bank:
ABA Number:
Account Name:
Account Number:
For Value:___________________________

Authorized by:
Qualified Intermediary: ______________________________________
By:     Date:
Print Name:
Title:
Legal Entity:     , [on its own behalf] [as Servicer
for][_______________________][ _______________________][_______________________]
By:     Date:
Print Name:
Title:
By:     Date:
Print Name:
Title:
Acknowledged and consented to by:
By:     Date:
Print Name:
Title:

Exhibit D

Form of Power of Attorney
KNOW ALL MEN BY THESE PRESENTS, that [__________________________________] [ _______________________________] does hereby make, constitute and appoint _______________________(“______”) its true and lawful Attorney-in-Fact for it and in its name, stead and behalf, to exercise any of its rights under the Escrow Agreement (as may be amended, modified or supplemented from time to time, the “Escrow Agreement”) relating to the [HVF Vehicles][HVF Segregated Vehicles leased pursuant to the Segregated Series Lease relating to [ ]][HGI Vehicles], dated as of _________X, 20__, among _____________________, ____ ___________________________, ____________________, _________, _________________ and _____________________, including but not limited to, the right to execute any and all documents pertaining to the transfer or release of Escrow Funds (as defined in the Escrow Agreement) relating to the [HVF Vehicles][HVF Segregated Vehicles leased pursuant to the Segregated Series Lease relating to [ ]][HGI Vehicles] and to terminate all or a portion the Escrow Agreement relating to the [HVF Vehicles][HVF Segregated Vehicles leased pursuant to the Segregated Series Lease relating to [ ]][HGI Vehicles]. This power is limited to the foregoing and specifically does not authorize the creation of any liens or encumbrances on any of said Escrow Funds. All powers of attorney for this purpose heretofore filed or executed by [HVF][HGI] are hereby revoked.
The powers and authority granted hereunder shall be effective as of the [___] day of _______, 20__ and unless sooner terminated, revoked or extended shall cease eight (8) years from such date.

IN WITNESS WHEREOF, [______________________________] [______________________________________] has caused this instrument to be executed on its behalf by its duly authorized officer this _______ day of ________, 200X.
[________________________] ]_______
__________________]

By:

State of ____________)
County of __________)
Subscribed and sworn before me, a notary public, in and for said county and state, this ____ day of ____________, 20__.

Notary Public

My Commission Expires: ___________________